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                                                                   EXHIBIT 10.21


                 EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of the 31st day of January, 2004 by and among the banks that are or may from time to time become parties hereto (individually a "Bank" and collectively, the "Banks"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, "LaSalle"), as agent ("Agent") for the Banks, and SIGMATRON INTERNATIONAL, INC., a Delaware corporation (the "Borrower").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Agent, the Banks and Borrower are parties to that certain Loan and Security Agreement dated as of August 25, 1999, as amended by that certain Amendment to Loan and Security Agreement dated as of August 31, 2000, that certain Forbearance Agreement and Second Amendment to Loan and Security Agreement dated as of February 1, 2001, that certain Forbearance Agreement and Third Amendment to Loan and Security Agreement dated as of May 31, 2001, that certain Forbearance Agreement and Fourth Amendment to Loan and Security Agreement dated as of July 31, 2001, that certain Fifth Amendment to Loan and Security Agreement dated as of November 30, 2001, that certain Sixth Amendment to Loan and Security Agreement dated as of April 22, 2002 and that certain Seventh Amendment to Loan and Security Agreement dated as of October 16, 2002 (the Original Agreement and all of the foregoing amendments are collectively referred to as the "Agreement"); and

         WHEREAS, the Borrower and the Banks have agreed to further amend the Agreement to, among other items, (i) extend the maturity date of the Revolving Credit Commitment (as defined in the Agreement), (ii) reduce the amount of the Revolving Credit Commitment from $20,000,000 to $13,000,000 and (iii) modify certain interest rate provisions, all in accordance with the terms and conditions of this Amendment.

         NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

         1. Incorporation of the Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

         2. Amendment of the Agreement.

         (a) The definition of the term "Funded Debt to EBITDA Ratio" is hereby added to Paragraph 1.1 of the Agreement to read as follows:


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             "Funded Debt to EDITDA Ratio" means the ratio of Borrower's total
         Funded Debt to EBITDA, as determined in accordance with Borrower's most recently delivered financial statements.

         (b) The definition of the terms "Base Rate Margin", "LIBOR Margin", "Maturity Date", "Revolving Loan Borrowing Base" and "Revolving Note" appearing in Paragraph 1.1 of the Agreement are hereby amended and restated to read as follows:

         "Base Rate Margin" - see the Pricing Schedule attached hereto as
Schedule 1.

             "LIBOR Margin" - see the Pricing Schedule attached hereto as
         Schedule 1.

             "Maturity Date" means September 30, 2005 with respect to all Loans.

             "Revolving Loan Borrowing Base" means, as at any date of determination thereof, an amount equal to the lesser of (i) the amount then available under the Revolving Credit Commitment and (ii) an amount equal to the sum of (A) eighty-five percent (85%) of the net amount of Eligible Accounts Receivable outstanding at such date and (B) fifty percent (50%) (the "Inventory Advance Rate") of Eligible Inventory at such date; provided, however, that the aggregate amount of advances for Eligible Inventory under the Revolving Credit Commitment shall not exceed $6,500,000 at any time.

             "Revolving Note" means those certain Substitute Revolving Notes dated as of February __, 2004 payable by Borrower to each of LaSalle Bank National Association and Charter One Bank in the maximum principal amounts of $7,800,000 and $5,200,000, respectively, as each may be amended, modified, substituted or restated from time to time, together with all renewals and exchanges therefore.

         (c) Paragraph 11.2(d)(ii) is hereby amended and restated to read as follows:

             (ii) as soon as available and in any event within thirty (30) days after the end of each month, (a) a duly completed and executed Borrowing Base Certificate, and (b) a detailed final balance of all then existing Accounts Receivable with a declaration of contra liabilities, in each case in form and substance acceptable to Bank and certified as accurate by the President or Chief Financial Officer of Borrower.

         (d) Paragraph 11.2(d)(v) of the Agreement is hereby amended by deleting the words "Ernst &Young LLP" and replacing them the words "Grant Thornton LLP".

         (e) Paragraphs 11.2(f)(vi) and (v) of the Agreement are hereby amended and restated to read as follows:



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             (vi) Maintain EBITDA of not less than $6,000,000 measured quarterly on a rolling twelve month period.

             (v) Not permit the aggregate amount of Capital Expenditures to exceed $3,800,000 in any fiscal year (excluding any Capital Expenditures associated with Borrower's plant located in China).

         (f) Schedule 1 to this Amendment is hereby added to the Agreement as
Schedule 1 - Pricing Schedule.

         3. Representations and Warranties. The representations and warranties set forth in Paragraph 11.1 and all covenants set forth in Paragraphs 11.2 and
11.3 of the Agreement shall be deemed remade and affirmed as of the date hereof by Borrower, except any and all references to the Agreement in such representations, warranties and covenants shall be deemed to include this Amendment.

         4. Delivery of Documents/Information. Prior to entering into this Amendment, Agent shall have received from Borrower the following fully executed documents, in form and substance satisfactory to Agent and each Bank, and all of the transactions contemplated by each such document shall have been consummated or each condition contemplated by each such document shall have been satisfied:

             (a) this Amendment;

             (b) Substitute Revolving Note of each Bank;

             (c) Secretary's Certificate of Borrower with resolutions and incumbency;

             (d) Officer's Certificate (Closing Bring-Down) of Borrower; and

             (e) such other documents, certificates and opinions as Agent may request.

         5. Reference to the Effect on the Agreement.

             (a) References. Upon the date of this Amendment and on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Agreement, as amended hereby.

             (b) Ratification. As specifically modified above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

         6. Representations and Warranties of the Borrower. Borrower hereby represents and warrants to Agent and the Banks as of the date hereof as follows:

             (a) The execution and delivery of this Amendment and the performance by Borrower of its obligations hereunder are within the Borrower's powers and authority, have been




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duly authorized by all necessary corporate action and do not and will not contravene or conflict with the Articles of Incorporation or By-laws of Borrower.

             (b) The Agreement (as amended by this Amendment) and the Other Agreements constitute legal, valid and binding obligations enforceable in accordance with their terms by Agent and the Banks against Borrower, and Borrower expressly reaffirms each of its obligations under the Agreement (as amended by this Amendment) and each of the Other Agreements, including, without limitation, the Borrower's Liabilities. Borrower further expressly acknowledges and agrees that Agent has a valid, duly perfected, first priority and fully enforceable security interest in and lien against each item of Collateral except as otherwise set forth in the Agreement. Borrower agrees that it shall not dispute the validity or enforceability of the Agreement (as it was stated before and after this Amendment) or any of the Other Agreements or any of its respective obligations thereunder, or the validity, priority, enforceability or extent of Agent's security interest in or lien against any item of Collateral, in any judicial, administrative or other proceeding;

             (c) No consent, order, qualification, validation, license, approval or authorization of, or filing, recording, registration or declaration with, or other action in respect of, any governmental body, authority, bureau or agency or other Person is required in connection with the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, this Amendment;

             (d) The execution, delivery and performance of this Amendment by Borrower does not and will not violate any law, governmental regulation, judgment, order or decree applicable to Borrower and does not and will not violate the provisions of, or constitute a default or any event of default under, or result in the creation of any security interest or lien upon any property of Borrower pursuant to, any indenture, mortgage, instrument, contract, agreement or other undertaking to which Borrower is a party or is subject or by which Borrower or any of its real or personal property may be bound;

         7. Releases; Indemnities.

             (a) In further consideration of the Banks' execution of this Amendment, Borrower, and on behalf of its successors, assigns, subsidiaries and Affiliates, hereby forever release Agent and each Bank and their respective successors, assigns, parents, subsidiaries, Affiliates, officers, employees directors, agents and attorneys (collectively, the "Releasees") from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions and causes of action (whether at law or in equity) and obligations of every nature whatsoever, whether liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent (collectively, "Claims"), that Borrower may have against the Releasees which arise from or relate to any actions which the Releasees may have taken or omitted to take prior to the date this Amendment was executed, including without limitation with respect to Borrower's Liabilities, any Collateral, the Agreement, any Other Agreement and any third parties liable in whole or in part for Borrower's Liabilities. This provision shall survive and continue in full force and effect whether or not Borrower shall satisfy all other provisions of this Amendment, the Other Agreements or the Agreement, including payment in full of Borrower's Liabilities.

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             (b) Borrower hereby agrees that its obligation to indemnify and hold the Releasees harmless as set forth in Paragraph 7(a) of this Amendment shall include an obligation to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of, any Person, including, without limitation, officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, whether threatened or initiated, asserting any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed in connection herewith. The foregoing indemnity shall survive the payment in full of the Borrower's Liabilities and the termination of this Amendment, the Agreement and the Other Agreements.

         8. Fees and Expenses. The Borrower agrees to pay on demand all costs, fees and expenses of or incurred by the Agent in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents executed and delivered in connection with the transactions described herein (including the filing or recording thereof), including, but not limited to, the reasonable fees and expenses of counsel for the Agent, search fees and taxes payable in connection with this Amendment and any future amendments to the Agreement.

         9. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]




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        (EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT SIGNATURE PAGE)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Eighth Amendment to Loan and Security Agreement as of the date first above written.

                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             for itself and as Agent


                                             By:   /s/ Sara A. Huizinga
                                                --------------------------------
                                             Its:  Assistant Vice President
                                                 -------------------------------
                                             CHARTER ONE BANK, N.A., as a Bank


                                             By:    /s/ Raullo Eanes
                                                --------------------------------
                                             Its:   Vice President
                                                 -------------------------------
                                             SIGMATRON INTERNATIONAL, INC.


                                             By:    /s/ Linda K. Blake
                                                --------------------------------
                                             Its:  Chief Financial Officer
                                                --------------------------------


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                                   SCHEDULE 1


                                  SCHEDULE 1.1

                                PRICING SCHEDULE

         The Base Rate Margin and the LIBOR Margin shall be determined as follows:

                                            (i)      Initially, (a) the LIBOR
                                                     Margin shall be 2.00% per
                                                     annum and (b) the Base Rate
                                                     Margin shall be 0.0% per
                                                     annum.

                                            (ii)     On and after January 31,
                                                     2004, the applicable LIBOR
                                                     Margin and the applicable
                                                     Base Rate Margin shall be
                                                     equal to the applicable
                                                     rate per annum set forth in
                                                     the table below opposite
                                                     the applicable Funded Debt
                                                     to EBITDA Ratio:

             -------------------------------------------------------------------
             Funded Debt                             LIBOR         Base Rate
             to EBITDA Ratio                        Margin           Margin
             -------------------------------------------------------------------
             Greater than or equal to 2.50:1.0       2.75%            .50%
             -------------------------------------------------------------------
             Greater than or equal to 2.0:1.0        2.50%            .25%
             but less than 2.50:1.0
             -------------------------------------------------------------------
             Greater than or equal to                2.25%             0%
             1.00:1.0 but less than 2.00:1.0
             -------------------------------------------------------------------
             Less than 1.0:1.0                       2.00%             0%
             -------------------------------------------------------------------

The applicable LIBOR Margin and the Base Rate Margin shall be adjusted, to the extent applicable, on the 45th (or, in the case of the last fiscal quarter of each fiscal year, 90th) day after the end of each fiscal quarter based on the Funded Debt to EBITDA Ratio as of the last day of such fiscal quarter; it being understood that if the Borrower fails to deliver the financial statements required by Paragraph 11.2(d) and the related Compliance Certificate, by the 45th day (or, if applicable, the 90th day) after any fiscal quarter, the LIBOR Margin and Base Rate Margin shall be reset at the highest percentage set forth above five (5) days following receipt by Borrower of written notice from Bank until such financial statements and Compliance Certificate are delivered. Notwithstanding the foregoing, no reduction to the foregoing interest rate margins shall become effective at any time when an Event of Default has occurred and is continuing.